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             Report of Independent Registered Public Accounting Firm



Audit Committee and
Board of Directors
Osage Federal Financial, Inc.
Pawhuska, Oklahoma



         We consent  to the  incorporation  by  reference  in this  Registration
Statement of Osage Federal Financial, Inc. on Form S-8 of our report dated August 6, 2004, incorporated by reference in the Annual Report on Form 10-KSB of Osage Federal Financial, Inc. for the year ended June 30, 2004.





/s/BKD, LLP
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BKD, LLP



January 4, 2005
Joplin, Missouri



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